Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2021 Incentive Award Plan, and 2021 Employee Stock Purchase Plan of eFFECTOR Therapeutics, Inc. of our report dated March 26, 2024, with respect to the consolidated financial statements of eFFECTOR Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

March 28, 2024